SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 3, 2017

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of certain Officers; Compensatory Arrangements of certain Officers.

Varian Medical Systems, Inc. (the “Company”) announced today that Gary E. Bischoping, Jr. will be appointed as the Company’s Chief Financial Officer effective May 8, 2017. A copy of the press release announcing this appointment is attached as Exhibit 99.1 hereto.

Mr. Bischoping, 49, has been employed by Dell Technologies for the last 17 years, most recently as Chief Financial Officer of its Client Solutions Group where he leads an organization of 200 finance professionals in over 30 countries, supporting a business of over $35 billion in revenue. Previously Mr. Bischoping served as Chief Financial Officer of Dell’s Enterprise Solutions Group & Commercial Business, and Treasurer. Mr. Bischoping has also held management roles in financial planning and analysis, risk management and commercial financing at Dell.

On April 3, 2017, Mr. Bischoping entered into an offer letter with the Company (the “Offer Letter”), attached hereto as Exhibit 10.1. The summary of the offer letter provided herein is qualified by reference to the Offer Letter. Under the Offer Letter, Mr. Bischoping will be employed at-will as Senior Vice President, Finance and Chief Financial Officer and will receive an annual base salary of $550,000. He will be eligible to participate in the Company’s Management Incentive Program (“MIP”) at a target participation rate of 75% of his base salary, prorated for his first fiscal year of employment. He will also receive a one-time employment bonus of $300,000, which is subject to repayment on a pro-rata basis if his employment with the Company ends within 2 years of his start date under certain conditions.

Under the Offer Letter, the Company has agreed to recommend to the Compensation and Management Development Committee of its Board of Directors that Mr. Bischoping be granted stock options (the “Stock Options”) and restricted stock units (“RSUs”) under the Company’s Fourth Amended and Restated 2005 Omnibus Stock Plan having a grant date value of $1,200,000 and $800,000, respectively, and vesting over a three-year period specified in the Offer Letter. Mr. Bischoping will receive standard healthcare, life insurance and retirement plan benefits, as well as certain executive benefits and relocation program benefits. In the event that Mr. Bischoping’s employment ends within 25 months of his start date under certain conditions, all or a portion of the relocation program benefits will be repayable to the Company by Mr. Bischoping based on the date of termination of his employment.

There is no understanding or arrangement between Mr. Bischoping and any other person or persons with respect to his employment as Senior Vice President, Finance and Chief Financial Officer, and there are no family relationships between him and any director or other executive officer or person nominated or chosen by the Company to become a director or executive officer. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a participant in which Mr. Bischoping or any member of his immediate family had, or will have, a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Offer letter between the Company and Gary Bischoping, dated March 20, 2017

99.1	Press release, dated April 5, 2017, announcing the appointment of the Company’s Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: April 5, 2017

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Offer letter between the Company and Gary Bischoping, dated March 20, 2017

99.1	Press release, dated April 5, 2017, announcing the appointment of the Company’s Chief Financial Officer

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